As filed with the Securities and Exchange Commission on November 20, 1998
                                                     Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

        California                                      6361                                     95-1068610
(State or Other Jurisdiction of             (Primary Standard Industrial                      (I.R.S. Employer
Incorporation of Organization)                Classification Code No.)                      Identification No.)
                                                114 East Fifth Street
                                          Santa Ana, California 92701-4642
                                                   (800) 854-3643

          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

        Mark R Arnesen, Esq.                              (Copy to)
             Secretary                               Neil W. Rust, Esq.
The First American Financial Corporation              White & Case LLP
       114 East Fifth Street                        633 West Fifth Street
    Santa Ana, California 92701                 Los Angeles, California 90071
           (714) 558-3211                              (213) 620-7700
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

         Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Registration No.
_______.

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] Registration No. _______.

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                               CALCULATION OF REGISTRATION FEE
----------------------------- ---------------- ---------------- --------------- ----------------
                                                  Proposed         Proposed
   Title of Each Class of      Amount To Be        Maximum         Maximum         Amount of
         Securities             Registered        Aggregate       Aggregate      Registration
      To Be Registered                        Price Per Unit(1) Offering Price(1)    Fee
----------------------------- ---------------- ---------------- --------------- ----------------
----------------------------- ---------------- ---------------- --------------- ================
Common shares, $1.00 par         521,740         $32           $16,695,680        $4,641
           value                  shares
============================  ===============  =============== ================ ================


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common shares registered on the New York Stock Exchange as of November 19, 1998.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where their offer or sale is not permitted.


                 Subject to completion, dated November 20, 1998.
PROSPECTUS
                              521,740 COMMON SHARES
                    THE FIRST AMERICAN FINANCIAL CORPORATION




Offer by the Selling Shareholders.

o We have prepared this Prospectus for use by certain persons that hold our unregistered Common shares, $1.00 par value (hereinafter referred to as the "Selling Shareholders"), in order to allow them to sell such shares without the restrictions imposed on the sale of unregistered securities by the federal securities laws.

 o A list of the Selling Shareholders may be found in the section of this Prospectus entitled "Selling Shareholders".

 o The Selling Shareholders have informed us that they may offer the shares offered pursuant to this Prospectus through public or private transactions. For a more detailed description of these transactions, please see the section of this Prospectus entitled "Plan of Distribution" on page 4.

 o The sale price of the shares offered pursuant to this Prospectus may be negotiated, fixed by formula (possibly subject to change), or determined by the market price of the shares at the time of sale.

o We will file a supplement to this Prospectus if we are required to do so by the federal securities laws to describe a specific sale of shares offered pursuant to this Prospectus or to identify additional selling shareholders.

No Proceeds to The First American Financial Corporation

o The Selling Shareholders will receive all net proceeds from the sale of the shares offered pursuant to this Prospectus. Accordingly, we will not receive any of the proceeds from sales of the shares offered pursuant to this Prospectus.

Our Business.

o We provide real estate-related financial and informational services to real property buyers and mortgage lenders.

o The trading symbol for our Common shares on the New York Stock Exchange is "FAF."

o On November 19, 1998, the closing price of our Common shares on the New York Stock Exchange was $31.

o Before making an investment in our company, you should consider carefully the "Risk Factors" beginning on page 1.

o The address and telephone number of our principal offices are: 114 East Fifth Street, Santa Ana, California 92701; (714) 558-3211.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

             The date of this Prospectus is            , 1998.



                      WHERE YOU CAN FIND MORE INFORMATION;
                           INCORPORATION BY REFERENCE

          We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy, upon payment of a fee set by the SEC, any document that we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W., 20549), New York, New York (Seven World Trade Center, 13th Floor, Suite 1300, 10048) and Chicago, Illinois (Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, 60661). You may also call the SEC at 1-800-432-0330 for more information on the public reference rooms. Our filings are also available to the public on the internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

          The SEC allows us to "incorporate by reference" into this Prospectus the information we file with them. This means that we can disclose important business, financial and other information in our SEC filings by referring you to the documents containing this information. All information incorporated by reference is part of this Prospectus, unless that information is updated and superseded by the information contained in this Prospectus or by any information filed subsequently that is incorporated by reference or by any prospectus supplement. Any prospectus supplement or any information that we subsequently file with the SEC that is incorporated by reference will automatically supersede any prior information that is part of this Prospectus or any prior prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until the earlier of (i) the date on which all the securities offered with this Prospectus are sold by the Selling Shareholders and (ii) the date that is one year following the date of this Prospectus:

o    Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

o Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

o Current Reports on Form 8-K dated January 23, 1998, January 27, 1998, March 18, 1998, March 31, 1998, April 7, 1998, June 26, 1998 and October 22,1998.

o The description of our Common shares, $1.00 par value, contained in our Registration Statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act.

o The description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with our Common shares, contained in our Registration Statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

          This Prospectus is part of a registration statement (on Form S-3) we have filed with the SEC relating to our Common shares registered under this Prospectus. As permitted by SEC rules, this Prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our Common shares. The registration statement, exhibits and schedules are also available at the SEC's public reference rooms or through its EDGAR database on the internet.

          You may obtain a copy of these filings at no cost by writing to us at The First American Financial Corporation, 114 East Fifth Street, Santa Ana, California 92701-4642, Attention: Mark R Arnesen, or by telephoning us at (714) 558-3211. In order to obtain timely delivery, you must request the information no later than five business days prior to the date you decide to invest in our Common shares.

                        SPECIAL NOTE OF CAUTION REGARDING
                           FORWARD-LOOKING STATEMENTS

          Certain statements contained in (i) this Prospectus, (ii) any applicable prospectus supplement and (iii) the documents incorporated by reference into this Prospectus, may constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are:

o General volatility of the capital markets and the market price of our shares.

o    Changes in the real estate market, interest rates or the general economy.

o    Our  ability  to  identify  and  complete   acquisitions  and  successfully
     integrate businesses we acquire.

o    Our ability to employ and retain qualified employees.

o    Our ability to achieve Year 2000 compliance.

o Changes in government regulations, particularly those applicable to the insurance industry.

o    Changes in the demand for our products.

o    Degree and nature of our competition.

          When used in our documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal," or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.


                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, you should carefully consider the following risk factors before investing in our company.

Volatility of Share Price

         The market price of our shares could be subject to significant fluctuations in response to variations in financial results or announcements of material events by ourselves or our competitors. Regulatory changes, developments in the real estate services industry or changes in general conditions in the economy or the financial markets could also adversely affect the market price of our shares.

Cyclical Nature of the Real Estate Market

     Substantially all of our title insurance and real estate-related information business results from resales and refinancings of real estate, including residential and commercial properties, and from the construction and sale of new properties. Our home warranty business results exclusively from residential resales. Accordingly, resales and refinancings of real estate constitute the major source of our revenues.

          Real estate refinancings and resales go through periods of activity and inactivity based largely on the cost and availability of long-term mortgage funds. Periods of inactivity often result when interest rates are high or there is a limited money supply. As a result of the relationship between real estate refinancings and resales and our revenues (discussed in the preceding paragraph), our revenue base may be adversely affected during such periods. However, we continue to diversify our operations into areas outside of our traditional title insurance business in order to mitigate this adverse effect.

Risks Associated with Acquisition Strategy

         We acquire other companies in the real estate-related financial services industry as a key component of our growth strategy. Certain risks are inherent in an acquisition strategy and could adversely affect our financial position and operating results. These risks include:

o    difficulty servicing debt incurred to facilitate acquisitions;

o    difficulty in retaining key employees;

o    difficulty   combining   disparate  company  cultures,   personalities  and
     facilities;

o the possibility that suitable acquisition candidates may not be identified or available;

o    the possibility that affordable financing may not be available;

o    the possibility that suitable acquisition terms may not be negotiable; and

o    the possibility that completed acquisitions may not be successful.

Dependence on Key Personnel

          We depend on the continued services of our executive officers and senior management, particularly our President, Parker S. Kennedy, our Chairman and Director, D. P. Kennedy, and our Executive Vice President and Chief Financial Officer, Thomas A. Klemens. The loss of the services of any of these individuals could have a material adverse effect on our operations and financial position. We also depend on our ability to attract and retain other highly qualified managerial personnel and employees.

Year 2000 Problems

     What is the Year 2000 Problem?

          Much of today's information technology (e.g., computer systems) and embedded technology (e.g., microcontrollers) identifies a particular year on the basis of the last two digits of that year. For example, the year "1998" is recognized by the digits "98." The inability of information technology and embedded technology to properly recognize a year that begins with "20" instead of "19," if not corrected, may result in the failure of systems (or the production of erroneous results) which rely on information technology and embedded technology. This failure of systems, production of erroneous results and the resulting damages is commonly known as the "Year 2000 Problem."

     How Does the Year 2000 Problem Impact Us?

          We are dependent, to a substantial degree, upon the proper functioning of our computer systems as well as those of our vendors, suppliers and customers. Most of our products and services rely on information and data provided by others. Most of this information and data is provided electronically and is dependent on information systems and telecommunications. For example, we rely on governmental agencies to provide title and tax information. Similarly, we deliver most of our products and services electronically. The inability of our vendors and suppliers to provide accurate information in a timely manner, our inability to accurately and timely process such information, the inability of our customers to receive and use our products and services, and a general disruption of telecommunications and utilities as a result of the Year 2000 Problem would most likely result in business interruption or shutdown, financial loss, potential regulatory action, harm to our reputation and potential legal liability.

    What is our State of Readiness?

          With the help of an outside consulting firm, we have created a Year 2000 Program Management Office and have adopted a five-step plan to address the Year 2000 Problem. The five steps of our plan are: (1) awareness, (2) inventory/assessment, (3) renovation, (4) testing, and (5) implementation. To implement our plan, we have divided our company into "business units" comprised of (a) the reporting regions of the title insurance subsidiaries, (b) the subsidiary companies of our real estate information services business, (c) our home warranty subsidiaries, (d) our trust and banking subsidiaries and (e) our various other subsidiaries.

     Our "awareness" phase involves communicating the nature and scope of the Year 2000 Problem to the management of the business units in order to engender strong management support for its resolution. Our "inventory/assessment" phase involves the identification of our information systems and non-information systems which require renovation or replacement to become Year 2000 compliant. Our "renovation" phase involves ther repair and/or replacement of the systems identified in the prior phase. Our "testing" phase involves the testing of repaired and replaced systems. Our "implementation" phase involves the integration of tested systems into our daily operations.

     All phases of our plan are currently active. The awareness phase will continue throughout 1998 and 1999. June 30, 1998 was the target date for completion of the inventory/assessment phase; that phase is substantially complete. However, all of the phases of the plan must be revisited each time we acquire a new business. Accordingly, the inventory/assessment phase remains active. Based on our current knowledge, we have established the following target dates: (1) December 31, 1998 for completion of renovation, (2) April 30, 1999 for completion of testing, and (3) June 30, 1999 for completion of implementation. In each case, completion of the applicable phase is subject to the limitation noted above for newly acquired businesses. We make no assurance that we will be able to meet these target dates.

          Our efforts to survey the Year 2000 readiness of our significant vendors, suppliers and customers continues. To date, we have not received sufficient information from these parties about their Year 2000 plans to predict the outcome of their efforts. Even after responses are received, there can be no assurance that the systems of our significant vendors, suppliers and customers will be timely renovated.

     What will it cost to implement the Year 2000 Plan?

     To date we have spent approximately $5 million in implementing our Year 2000 plan. We expect to incur at least an additional $25 million to $35 million in implementing our Year 2000 plan. About half the costs will be for hardware and software replacement and about half will be for labor. The costs for hardware and software will be capitalized and amortized over their estimated useful lives. Labor costs will be expensed as incurred. Our Year 2000 plan costs are being funded through operating cash flow.

     Do we have Contingency Plans?

          With the help of a professional disaster planner, we are in the process of creating company-wide and business unit contingency plans for unexpected systems failures as a result of the Year 2000 Problem. We hope to have our contingency plans in effect by the end of 1998.

     Will our Year 2000 Plan be audited?

          We have engaged a consultant to review our Year 2000 plan. Under the terms of this engagement, the consultant will (1) review the operations of the Year 200 Program Management Office, (2) review our Year 2000 plan, and (3) review the implementation of the Year 2000 plan at selected locations. From time to time during the review, the consultant will report its findings to the Audit Committee of our Board of Directors.

     No Assurances

         The costs to implement our Year 2000 plan and our target dates for completion of the various phases of our Year 2000 plan are based on current estimates. These estimates reflect numerous assumptions about future events, including the continued availability of certain resources, the timing and effectiveness of third party renovation plans and other factors. We can give no assurance that these estimates will be achieved, and actual results could differ materially from these estimates.


Government Regulation

         Various governmental agencies regulate the title insurance industry extensively. The laws which apply to the industry and their interpretation vary from state to state and are enforced with broad discretion. A review of our operations and business relationships by courts or other regulatory authorities could result in an adverse determination. Furthermore, the regulatory environment could change in such a manner that would restrict our existing or future operations.

                                 USE OF PROCEEDS

          We will not receive any proceeds from the sale of the shares offered pursuant to this Prospectus; all proceeds from the sale of the shares will be for the account of the Selling Shareholders.

                              SELLING SHAREHOLDERS

          The following table sets forth, as of the date of this Prospectus, the name of each holder of shares that may be sold pursuant to this Prospectus (the "Selling Shareholders"), the number of our Common shares that each such Selling Shareholder owns as of such date, the number of our Common shares owned pursuant to each Selling Shareholder that may be offered for sale from time to time pursuant to this Prospectus, the number of our Common shares to be held by each such Selling Shareholder assuming the sale of all the shares offered hereby and, by footnote, any position or office held or material relationship with The First American Financial Corporation or any of its affiliates within the past three years (other than that of being a shareholder). We may amend or supplement this Prospectus from time to time to update the disclosure set forth herein.


-------------------------------------------------------------------------------------------------------------------
                                                                  Number of Shares
                                                                   to be Offered        Shares Owned of
                                            Shares Owned of       for the Selling        Record After
                                            Record Prior to        Shareholder's         Completion of
                                             the Offering           Account              the Offering


      Name of Selling Shareholder          Number       %                            Number          %
--------------------------------------------------------------------------------------------------------------------

Norwest Mortgage, Inc.(1)                 521,740       *           521,740             0              0
--------------------------------------------------------------------------------------------------------------------

--------------------
*    Less than 1%.

(1) Norwest Mortgage, Inc. and The First American Financial Corporation, directly or indirectly, each own 50% of RELS Title Services, LLC and RELS, LLC, both of which are Delaware limited liability companies.


                              PLAN OF DISTRIBUTION

         The shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholders. As used in this section, "Selling Shareholders" includes donees and pledgees selling shares received from a named Selling Shareholder after the date of this Prospectus. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and price of each sale. The Selling Shareholders may sell the shares being offered hereby on the New York Stock Exchange, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices. The shares may be sold, without limitation, by one or more of the following means of distribution: (i) a block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;
(iii) a distribution in accordance with the rules of the New York Stock Exchange; (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (v) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

         In connection with distributions of the shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the shares short and deliver the shares offered hereby to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this Prospectus.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders and/or purchasers of the shares offered hereby. Usual and customary brokerage fees will be paid by the Selling Shareholders. Broker-dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to, or receive from, the purchasers of such shares, commissions computed as described above.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only though registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this Prospectus available to the Selling Shareholders and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933 (the "Securities Act").

         At the time a particular offer of shares offered pursuant to this Prospectus is made, if required, a supplement to this Prospectus will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

         We have agreed to keep the registration statement of which this Prospectus constitutes a part effective in respect of shares issued pursuant thereto until the first to occur of (i) the date one year from the date of issuance of such shares and (ii) such time as all of the shares offered by the Selling Shareholders listed above have been sold; we intend to de-register any of the shares not sold by the Selling Shareholders after such time.

                                  LEGAL MATTERS

         The validity of our Common shares offered hereby will be passed upon for us by White & Case LLP, Los Angeles, California.

                                     EXPERTS

          The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                       ***


o    We have not authorized anyone to give you any information that differs from
     the  information  in  this   Prospectus.   If  you  receive  any  different
     information, you should not rely on it.

o The delivery of this Prospectus shall not, under any circumstances, create an implication that The First American Financial Corporation is operating under the same conditions that it was operating under when this Prospectus was written. Do not assume that the information contained in this Prospectus is correct at any time past the date indicated.

o This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

o This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.


Table of Contents

Where You Can Find More Information; Incorporation by Reference.............(i)
Special Note of Caution Regarding Forward-Looking Statements ..............(ii)
Risk Factors.................................................................1
Use of Proceeds..............................................................4
Selling Shareholders.........................................................5
Plan of Distribution.........................................................6
Legal Matters................................................................7
Experts......................................................................7

                                   Prospectus

                              521,740 Common Shares

                      THE FIRST AMERICAN FINANCIAL CORPORATION


                             Dated          , 1998

                                     Part II

                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

         The Company will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except for the Securities and Exchange Commission ("Commission") registration fee.

Commission registration fee...........................................  $ 4,641
New York Stock Exchange listing fee ..................................  $ 3,500
Printing expenses.....................................................  $ 1,000
Transfer Agent fees and expenses......................................  $ 1,000
Accounting fees and expenses..........................................  $ 5,000
Legal fees and expenses, including "blue sky".........................  $10,000
Miscellaneous.........................................................  $ 3,000
         Total........................................................  $28,141


Item 15. Indemnification of Directors and Officers.

         Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

          The California indemnification statute set forth in Section 317 of the California Corporations Code (noted above) is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

         The Restated Articles of Incorporation of the Registrant  provide that:
"The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

         The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

         Each of the Registrant's 1996 Stock Option Plan and its 1997 Directors' Stock Plan (each individually, the "Plan") provides that, subject to certain conditions, "The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the [Compensation] Committee, and any [other] employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person."

         The Registrant's Deferred Compensation Plan provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

Item 16.     Exhibits and Financial Statement Schedules.

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998.

4.2. Rights Agreement, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated November 7, 1997.

5.       Opinion of counsel regarding legality.

23.1.    Consent of independent accountants.

23.2.    Consent of counsel (contained in Exhibit 5).

24.      Power of Attorney.

Item 17.   Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      * * *

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on November 20, 1998.



                                               THE FIRST AMERICAN FINANCIAL
                                                CORPORATION



                                               By:/s/ Parker S. Kennedy
                                                  ----------------------------
                                                  Parker S. Kennedy, President
                                                  (Principal Executive Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date:  November 20, 1998        By:/s/ D.P. Kennedy
                                   ----------------------------
                                   D.P. Kennedy, Chairman and Director



Date:  November 20, 1998        By:/s/ Parker S. Kennedy
                                   ----------------------------
                                   Parker S. Kennedy, President and Director



Date:  November 20, 1998        By:/s/ Thomas A. Klemens
                                   ----------------------------
                                   Thomas A. Klemens, Executive Vice
                                   President, Chief Financial Officer
                                   (Principal Financial and Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date:  November 20, 1998                    By:/s/ George L. Argyros
                                               ------------------------------
                                               George L. Argyros, Director

Date:  November 20, 1998                    By:/s/ Gary J. Beban
                                               ------------------------------
                                               Gary J. Beban, Director

Date:  November 20, 1998                    By:/s/ J. David Chatham
                                               ------------------------------
                                               J. David Chatham, Director

Date:  November 20, 1998                    By:/s/ William G. Davis
                                               ------------------------------
                                               William G. Davis, Director

Date:  November 20, 1998                    By:/s/ James L. Doti
                                               ------------------------------
                                               James L. Doti, Director

Date:  November 20, 1998                    By:/s/ Lewis W. Douglas, Jr.
                                               ------------------------------
                                               Lewis W. Douglas, Jr., Director

Date:  November 20, 1998                    By:/s/ Paul B. Fay, Jr.
                                               ------------------------------
                                               Paul B. Fay, Jr., Director

Date:  November 20, 1998                    By:/s/ Dale F. Frey
                                               ------------------------------
                                               Dale F. Frey, Director

Date:  November 20, 1998                    By:/s/ Anthony R. Moiso
                                               ------------------------------
                                               Anthony R. Moiso, Director

Date:  November 20, 1998                    By:/s/ Frank O'Bryan
                                               ------------------------------
                                               Frank O'Bryan, Director

Date:  November __, 1998                    By:
                                               ------------------------------
                                               Roslyn B. Payne, Director

Date:  November 20, 1998                    By:/s/ D. Van Skilling
                                               ------------------------------
                                               D. Van Skilling, Director

Date:  November 20, 1998                    By:/s/ Virginia Ueberroth
                                               ------------------------------
                                               Virginia Ueberroth, Director



*By:/s/ Mark R Arnesen
    -------------------------
        Mark R Arnesen
        Attorney-in-Fact


                                  Exhibit Index

Exhibit
Number            Description

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998.

4.2. Rights   Agreement,   incorporated   by  reference  to  Exhibit  4  of  the
     Registrant's Registration Statement on Form 8-A dated November 7, 1997.

5.   Opinion of counsel regarding legality.

23.1. Consent of independent accountants.

23.2. Consent of counsel (contained in Exhibit 5).

24.  Power of Attorney.